SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(A) of the
             Securities Exchange Act of 1934 (Amendment No. ____)
Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                       Only (as determined by Rule 14a-6(e)(2))
[ X]  Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ENERGY CONVERSION DEVICES, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a- 6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total Fee paid:

            [  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:

            (2)   Form, Schedule or Registration Statement No.:

            (3)   Filing Party:

            (4)   Date Filed:

                        ENERGY CONVERSION DEVICES, INC.

                             1675 West Maple Road
                             Troy, Michigan 48084




Dear Stockholder:

     The Annual Meeting of the Stockholders of Energy Conversion Devices, Inc. will be held at 10:00 A.M. on January 16, 1997 at the Institute for Amorphous Studies, 1050 East Square Lake Road, Bloomfield Hills, Michigan. If you plan to attend, we would appreciate your calling the investor relations department at 810-280-1900.

                                        Sincerely,



                                       Robert C. Stempel
                                       Chairman of the Board

                        ENERGY CONVERSION DEVICES, INC.
                            ----------------------

                       NOTICE OF MEETING OF STOCKHOLDERS
                            ----------------------

                                                            Troy, Michigan
                                                            December 2, 1996



To the Stockholders of ENERGY CONVERSION DEVICES, INC.:

     NOTICE is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ENERGY CONVERSION DEVICES, INC. (the "Company") will be held at 10:00 a.m. (E.S.T.) on Thursday, January 16, 1997 at the Institute for Amorphous Studies, 1050 East Square Lake Road, Bloomfield Hills, Michigan. The purpose of the Meeting is to:

     1. Elect the Board of Directors for the ensuing year and until their successors shall be duly elected and qualified;

2. Consider and vote upon the appointment of Deloitte & Touche LLP as independent accountants for the fiscal year ending June 30, 1997; and

3.    Transact such other business as may properly come before the Meeting.

      Stockholders of record at the close of business on November 18, 1996 will be entitled to vote at the Meeting.

      The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1996 accompanies the enclosed Proxy Statement.

     Whether or not you expect to attend the Meeting in person, please sign, date and return the accompanying Proxy in the enclosed prepaid envelope. If you attend the Meeting, you may vote in person even though you have already signed and returned a Proxy.

                                                Cordially,



                                                Robert C. Stempel
                                                Chairman of the Board

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Energy Conversion Devices, Inc. (the "Company"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Institute for Amorphous Studies, 1050 East Square Lake Road, Bloomfield Hills, Michigan on January 16, 1997 at 10:00 a.m. (E.S.T.) for the purposes set forth in the accompanying Notice of Meeting of Stockholders.

     Voting Rights of Stockholders. Holders of record of the Company's Common Stock at the close of business on November 18, 1996 are entitled to vote at the Meeting. As of November 18, 1996, there were outstanding 10,495,539 shares of the Company's Common Stock, $.01 par value ("Common Stock"), and 219,913 shares of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock"). Each share of Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 25 votes per share. Both classes vote as one class on all matters, including the election and removal of directors, except that with respect to (i) a merger or consolidation of the Company with another corporation, (ii) the liquidation or dissolution of the Company, (iii) the sale of all or substantially all of the assets of the Company, (iv) an amendment to the Company's Certificate of Incorporation for which class voting is required by
Section 242 of the Delaware General Corporation Law, or (v) the authorization of additional shares of Common Stock or Class A Common Stock, the affirmative vote of a majority of the outstanding shares of Common Stock and the majority of the outstanding shares of Class A Common Stock, voting as separate classes, is required. Stanford R. Ovshinsky and his wife, Dr. Iris M. Ovshinsky, executive officers, directors and founders of the Company, are record owners of 153,420 and 65,601 shares, respectively (or approximately 69.8 percent and 29.8 percent, respectively), of the outstanding shares of Class A Common Stock, with the balance of the outstanding shares (892 shares) owned by members of their family. Mr. and Dr. Ovshinsky also own of record 9,554 shares of Common Stock. In addition, as of November 18, 1996, Mr. Ovshinsky had the right to vote 126,500 shares of Common Stock (the "Sanoh Shares") owned by Sanoh Industrial Co., Ltd. ("Sanoh") under the terms of an agreement dated November 3, 1992 between the Company and Sanoh.

     A majority of the outstanding voting power will constitute a quorum at the meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business and counted in tabulations of the votes cast on proposals presented to stockholders.

     Voting of Proxies. All shares which are represented by signed proxies received at or prior to the Meeting from stockholders of record as of the close of business on November 18, 1996 will be voted at the Meeting. Unless a stockholder specifies otherwise, the Proxy will be voted FOR each of the thirteen nominees for director and FOR the appointment of Deloitte & Touche LLP as the Company's independent accountants.

     Revocation of Proxies. A stockholder who executes a Proxy may revoke it by written notice received by the Company at any time before it is voted. Proxies may also be revoked by any subsequently dated Proxy or by the stockholder attending the Meeting and voting in person.

     Other Information. The Company's executive offices are located at 1675 West Maple Road, Troy, Michigan 48084. This Proxy Statement and the accompanying Proxy are being sent to the Company's stockholders on or about December 2, 1996.

      THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1996, WHICH ACCOMPANIES THIS PROXY STATEMENT, HAS BEEN FURNISHED TO STOCKHOLDERS FOR INFORMATIONAL PURPOSES ONLY AND NO PART THEREOF IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

      THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER THE EXHIBITS TO ITS 1996 ANNUAL REPORT ON FORM 10-K, AT A COPYING CHARGE OF $.25 PER PAGE, UPON WRITTEN REQUEST TO ENERGY CONVERSION DEVICES, INC., 1675 WEST MAPLE ROAD, TROY, MICHIGAN 48084, ATTENTION: INVESTOR RELATIONS.

                                  ITEM NO. 1

                             ELECTION OF DIRECTORS

     At the Meeting, the directors are to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Pursuant to Article VIII of the Bylaws of the Company, the number of persons nominated to constitute the Board of Directors will be thirteen. In the unanticipated event that any nominee for director should become unavailable, it is intended that the Proxies will be voted for such substitute nominee as may be designated by the Board of Directors. The affirmative vote of a majority of the votes cast, without regard to class, will be required to elect the directors.

     Information concerning the nominees for election as directors, including the year each nominee first became a director, is set forth below.

                                ---------------

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL THIRTEEN NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.


                          Director
                           of the
                          Company                            Principal Occupation and
       Name                Since      Office                     Business Experience
       ----               --------    ------                 ------------------------

Stanford R. Ovshinsky      1960      President,       Mr. Ovshinsky, 74, the founder and Chief Executive
                                     Chief            Officer of the Company, has been an executive officer
                                     Executive        and Director of the Company since its inception in 1960.
                                     Officer and      Mr. Ovshinsky  is the primary inventor of the Company's
                                     Director         technology.  Mr. Ovshinsky  also serves as: the Chief Executive
                                                      Officer of Ovonic Battery Company, Inc. ("Ovonic  Battery");  a member of the Board of Managers of GM Ovonic L.L.C. (GM Ovonic); a
                                                      director of United Solar Systems Corp. ("United Solar"); and Co-
                                                      Chairman of the Board of Directors of Sovlux Co. Ltd.("Sovlux"). Mr.
                                                      Ovshinsky is the husband of Dr. Iris M. Ovshinsky.

Iris M.Ovshinsky           1960      Vice President   Dr. Ovshinsky, 69, co-founder and Vice President of the Company,
                                     and Director     has been an executive officer and Director of the Company
                                                      since its inception in 1960.  Dr. Ovshinsky also serves as a director of
                                                      Ovonic Battery.  Dr. Ovshinsky is the wife of Stanford R. Ovshinsky.



                -2-






Robert C. Stempel          1995      Chairman of      Mr. Stempel, 63, is Chairman of the Board and Executive Direcotr of the
                                     the Board,       Company.  Prior to his election as a Director in December 1995, Mr. Stempel
                                     Executive        served as senior business and technical advisor to Mr. Ovshinsky.  Mr.
                                     Director and     Stempel is also the Chairman of Ovonic Battery and serves on the Board of
                                     Director         Managers of GM Ovonic.  From 1990 until his retirement in 1992, he was the Chairman and Chief Executive Officer of General Motors Corporation.
                                                      Prior to serving as Chairman, he had been President since 1987.  He is a member of the Board of Directors of NBD Bank, N.A.  Mr. Stempel serves on the
                                                      Company's Audit Committee.


Nancy M. Bacon             1977      Senior Vice      Mrs. Bacon, 50, joined the Company in 1976 as its Vice President of Finance
                                     President--      and Treasurer.  Mrs. Bacon became the Senior Vice President-Government
                                     Government       Contracts and International Projects of the Company in 1993.  Mrs. Bacon also
                                     Contracts and    serves on the Boards of Directors of Sovlux and United Solar.
                                     International
                                     Projects

Umberto Colombo            1995      Director         Prof. Colombo, 68, is Chairman of the Scientific Councils of the ENI Enrico
                                                      Mattei Foundation and of the Instituto Per l'Ambiente in Italy.  He was
                                                      Chairman of the Italian National Agency for New Technology, Energy and the
                                                      Environment until 1993 and then served as Minister of Universities and
                                                      Scientific and Technological Research in the Italian Government until 1994.
                                                      Prof. Colombo is also active as a consultant in international science and technology policy institutions related to economic growth.


Jack T. Conway             1980      Director         Mr. Conway, 78, is President and Chief Executive Officer of the Community
                                                      Housing Corporation of Sarasota.  From 1985 to 1990, Mr. Conway was a trustee of the Aspen Institute.  Mr. Conway was also formerly a management consultant to the Company. Mr. Conway serves on the Audit and Compensation Committees of the Board.


                -3-






Hellmut Fritzsche          1969      Vice President   Dr. Fritzsche, 69, was a professor of Physics atthe University of Chicago,
                                     and Director     from 1957 until his retirement in 1996.  He was also Chairman of the
                                                      Department of Physics, the University of Chicago, until 1986.  Dr. Fritzsche has been a Vice President of the Company since 1965, acting on a part-time basis, chiefly in the Company's research and product development activities.
                                                      Dr. Fritzsche also serves on the Board of Directors of United Solar.


Joichi Ito                 1995      Director         Mr. Ito, 30, is President of:  Transoceanic Ventures, Inc., U.S.; Eccosys,
                                                      Ltd. and  Digital Garage KK, Japan; as well as President and Representative
                                                      Director of PSI Japan KK.  He is an expert on new computer technology and networked information systems and writes and lectures extensively in the
                                                      United States, Japan and Europe.  Mr. Ito serves as a director and consultant to many companies in the field of information technology.


Walter J. McCarthy,        1995      Director         Mr. McCarthy, 71, until his retirement in 1990, was the Chairman and Chief
                                                      Executive Officer of Detroit Edison Company.  Mr. McCarthy has served as a consultant to the Company since 1990.  Until 1995, Mr. McCarthy also served on the Boards of Comerica Bank, Detroit Edison Company and Federal-Mogul Corpora-
                                                      tion. Mr. McCarthy is a member of the National Academy of Engineering.  He serves on the Audit and Compensation Committees of the Board.

Florence I. Metz           1995      Director         Dr. Metz, 67, until her retirement in 1996, held various executive positions with Inland Steel Company: General Manager, New Ventures, Inland Steel Company
                                                      (1989-1991); General Manager, New Ventures, Inland Steel Industries (1991-
                                                      1992) and Advanced Graphite Technologies (1992-1993); Program Manager for
                                                      Business and Strategic Planning at Inland Steel (1993-1996).  Dr. Metz also serves on the Board of Directors of Ovonic Battery and is a member of the
                                                      Company's Compensation Committee.



                -4-






Haru Reischauer            1990      Director         Mrs. Reischauer, 81, was initially appointed as a Director to fill the unexpired term of Edwin O. Reischauer (former U.S. Ambassador to Japan) after his death in September 1990, and was re-elected to the Board of Directors in
                                                      1992.  Mrs. Reischauer also serves on the Board of Directors of United Solar.
                                                      She is an author and lecturer.

Nathan J. Robfogel         1990      Director         Mr. Robfogel, 61, was, until his retirement in 1996, a partner with the law firm of Harter, Secrest & Emery, which he joined in 1959.  Mr. Robfogel is currently Vice President for University Relations of the Rochester Institute
                                                      of Technology where he has been a trustee since 1985.  From 1989 to 1995, Mr.
                                                      Robfogel served as Chairman of the Board of Directors of the New York State
                                                      Facilities Development Corporation, a public benefit corporation.


Stanley K. Stynes          1977      Director         Dr. Stynes, 64, was Dean of the College of Engineering at Wayne State Univer-
                                                      sity from 1970 to August 1985, and a Professor of Engineering at Wayne State
                                                      University from 1985 until his retirement in 1992.  He has been involved in various administrative, teaching, research and related activities.  Dr. Stynes serves as Chairman of the Audit Committee of the Board of Directors of the
                                                      Company.



        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Audit Committee of the Board of Directors (the "Audit Committee") met three times during the fiscal year ended June 30, 1996 and is currently composed of Stanley K. Stynes (Chairman), Jack T. Conway, Walter J. McCarthy, Jr. and Robert C. Stempel. The principal duties of the Audit Committee are to (i) recommend selection of the Company's independent accountants, (ii) review with the independent accountants the results of their audits, (iii) review with the independent accountants and management the Company's financial reporting and operating controls and the scope of audits, (iv) review all budgets of the Company and its subsidiaries and (v) make recommendations concerning the Company's financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards.

      The Compensation Committee of the Board of Directors (the "Compensation Committee") met 11 times during the fiscal year ended June 30, 1996 and is currently composed of Jack T. Conway (Chairman), Walter J. McCarthy, Jr. and Florence I. Metz. The Compensation Committee is responsible for administering the policies which govern both annual compensation of executive officers and the Company's stock option plans. The Compensation Committee meets several times during the year to review recommendations from management regarding stock options and compensation.

      The Company does not have a standing nominating committee.

     During the fiscal year ended June 30, 1996, the Board of Directors held seven meetings. All directors attended more than 75 percent of the meetings of the Board and the committees on which such directors served, except for Mrs. Reischauer, Mr. Conway and Prof. Colombo.


                           COMPENSATION OF DIRECTORS

      Directors who are neither employees of the Company nor otherwise compensated by the Company are issued approximately $5,000 per year in the Company's Common Stock based on the closing bid price of Common Stock on the first business day of each year. Furthermore, as of April 18, 1996, directors who are not employees of the Company receive $500 for each Board meeting attended (in person or via telephone conference call) as well as $500 for committee meetings if not coincident with a Board meeting. Directors are also reimbursed for all expenses incurred for the purpose of attending board of directors and committee meetings, including airfare, mileage, parking, transportation and hotel.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 1996, the Compensation Committee was composed of Mr. Conway, Mr. McCarthy and Dr. Metz. None of the Compensation Committee members are or were during the last fiscal year an officer or employee of the Company or any of its subsidiaries, or had any business relationship with the Company or any of its subsidiaries.


                                  ITEM NO. 2

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte & Touche") as independent accountants for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 1997 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Deloitte & Touche also performs certain limited non-audit services for the Company.

      The Board of Directors has directed that the appointment of Deloitte & Touche be submitted to the stockholders for approval. If the stockholders should not approve such appointment, the Audit Committee and the Board of Directors would reconsider the appointment.

     The Company has been advised by Deloitte & Touche that it expects to have a representative present at the Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

                                ---------------

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT ACCOUNTANTS.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

                             Class A Common Stock

      Mr. Stanford R. Ovshinsky and his wife, Dr. Iris M. Ovshinsky (executive officers, directors and founders of the Company), own of record 153,420 shares and 65,601 shares, respectively (or approximately 69.8 percent and 29.8 percent, respectively), of the outstanding shares of Class A Common Stock. Common Stock is entitled to one vote per share and Class A Common Stock is entitled to 25 votes per share. Class A Common Stock is convertible into Common Stock on a share-for-share basis at any time and from time to time at the option of the holders, and will be deemed to be converted into Common Stock on a share-for-share basis on September 14, 1999. As of November 18, 1996, Mr. Ovshinsky also had the right to vote the 126,500 Sanoh Shares which, together with the Class A Common Stock and 9,554 shares of Common Stock Mr. and Dr. Ovshinsky own, give Mr. and Dr. Ovshinsky voting control over shares representing approximately 35.1% of the combined voting power of the Company.

      The following table sets forth, as of November 18, 1996, information concerning the beneficial ownership of Class A Common Stock by each Director and all executive officers and Directors of the Company as a group. All shares are owned directly except as otherwise indicated. Under the rules of the Securities and Exchange Commission, Stanford R. Ovshinsky and Iris M. Ovshinsky may each be considered to beneficially own the shares held by the other.




                            Class A     Total Number
Name of                  Common Stock    of Shares
Beneficial               Beneficially   Benefically             Percentage
Owner                     Owned(1)(2)      Owned                 of Class
----------               ------------   ------------            ----------


Stanford R. Ovshinsky       153,420        153,420                 69.8%

Iris M. Ovshinsky            65,601         65,601                 29.8%

All other executive
officers and directors
as a group (13 persons)        __             __                    __

Total                       219,021        219,021                 99.6%

--------------

(1) The balance of the 219,913 shares of Class A Common Stock outstanding, 892 shares, or approximately 0.4%, are owned by other members of Mr. and Dr. Ovshinsky's family. Neither Mr. nor Dr. Ovshinsky has voting or investment power with respect to such shares.

(2) On November 10, 1995, the Compensation Committee recommended, and the Board of Directors approved, an amendment to Mr. and Dr. Ovshinsky's Stock Option Agreements dated November 18, 1993 (the "Agreements") to permit Mr. and Dr. Ovshinsky to exercise a portion (126,082 and 84,055 shares, respectively) of their existing Common Stock option for Class A Common Stock on the same terms and conditions as provided in the Agreements. The shares of Class A Common Stock issuable upon exercise of the options under the Agreements, as amended, are not included in the number of shares indicated.

                                 Common Stock

      Directors and Executive Officers. The following table sets forth, as of November 18, 1996, information concerning the beneficial ownership of Common Stock by each director and executive officer and for all directors and executive officers of the Company as a group. All shares are owned directly except as otherwise indicated.


                                        Amount and Nature of            % of
Name of Beneficial Owner               Beneficial Ownership(1)         Class(2)
------------------------               -----------------------         --------

Stanford R. Ovshinsky                       706,139(3)                   6.4%

Iris M. Ovshinsky                           331,721(4)                   3.1%

Robert C. Stempel                           234,704(5)                   2.2%

Nancy M. Bacon                              212,520(6)                   2.1%

Umberto Colombo                               7,303(7)                    *

Jack T. Conway                               25,670(8)                    *

Hellmut Fritzsche                            25,796(9)                    *

Joichi Ito                                   20,264(10)                   *

Walter J. McCarthy, Jr.                      17,303(11)                   *

Florence I. Metz                              5,000(12)                   *

Haru Reischauer                              46,352(13)                   *

Nathan J. Robfogel                           13,233(14)                   *

Stanley K. Stynes                            14,000(15)                   *

Subhash K. Dhar                              30,510(16)                   *

Kenneth A. Pullis                             1,200(17)                   *

All executive officers and directors
as a group (15 persons)                   1,691,715                     14.2%

-------------------

*       Less than 1%.

(1) Under the rules and regulations of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within sixty days, whether through the exercise of options or warrants or through the conversion of another security.

(2) Under the rules and regulations of the Securities and Exchange Commission, shares of Common Stock issuable upon exercise of options and warrants or upon conversion of securities which are deemed to be beneficially owned by the holder thereof (see Note (1) above) are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 417,869 shares (adjusted as of September 30, 1996) represented by options exercisable within 60 days, the 126,500 Sanoh Shares over which Mr. Ovshinsky has voting power, 153,420 shares of Class A Common Stock which are convertible into Common Stock, and 750 shares represen-ted by warrants exercisable within 60 days. Under the rules and regula-tions of the Securities and Exchange Commission, Mr. Ovshinsky may be deemed a beneficial owner of the shares of Common Stock and Class A Common Stock owned by his wife, Iris M. Ovshinsky. Such shares are not reflected in Mr. Ovshinsky's share ownership in this table.

(4) Includes 263,416 shares (adjusted as of September 30, 1996) represented by options exercisable within 60 days, 65,601 shares of Class A Common Stock which are convertible into Common Stock and 750 shares represented by warrants exercisable within 60 days. Under the rules and regulations of the Securities and Exchange Commission, Dr. Ovshinsky may be deemed a beneficial owner of the shares of Common Stock and Class A Common Stock owned by her husband, Stanford R. Ovshinsky. Such shares are not reflected in Dr. Ovshinsky's share ownership in this table.

(5) Includes 196,300 shares represented by options exercisable within 60 days and 14,000 shares represented by warrants exercisable within 60 days.

(6) Includes 199,940 shares represented by options exercisable within 60 days and 6,000 shares represented by warrants exercisable within 60 days.

(7)     Includes 7,000 shares represented by options exercisable within 60 days.

(8) Includes 7,000 shares represented by options exercisable within 60 days and 4,000 shares represented by warrants exercisable within 60 days.

(9) Includes 15,286 shares represented by options exercisable within 60 days and 1,980 shares represented by warrants exercisable within 60 days.

(10) Includes 19,836 shares represented by options exercisable within 60 days.

(11)    Includes 7,000 shares represented by options exercisable within 60 days.

(12)    Includes 2,000 shares represented by options exercisable within 60 days.

(13) Includes 27,000 shares represented by options exercisable within 60 days, and 15,885 shares of Common Stock held in a trust of which Mrs. Reischauer is trustee.

(14) Includes 12,000 shares represented by options exercisable within 60 days.

(15)    Includes 3,000 shares represented by options exercisable within 60 days.

(16) Includes 30,510 shares represented by options exercisable within 60 days.

(17)    Includes 1,200 shares represented by options exercisable within 60 days.

      Principal Shareholders. The following table sets forth, as of November 18, 1996, to the knowledge of the Company, the beneficial holders of more than 5% of the Company's Common Stock (see footnotes for calculation used to determine "percentage of class" category):

                                           Amount and
                                            Nature of
Name and Address of                        Beneficial           Percentage of
Beneficial Holder                           Ownership              Class(1)
-------------------                         ----------          -------------


Stanford R. and Iris M. Ovshinsky           1,037,860(2)             9.1 %
1675 West Maple Road
Troy, Michigan 48084



(1) Under the rules and regulations of the Securities and Exchange Commission, shares of Common Stock issuable upon exercise of options and warrants or upon conversion of securities which are deemed to be beneficially owned by the holder thereof are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes 219,021 shares of Class A Common Stock owned by Mr. and Dr. Ovshinsky (which shares are convertible at any time into Common Stock and will be deemed to be converted into Common Stock on September 14, 1999), 9,554 shares of Common Stock owned by Mr. and Dr. Ovshinsky, 126,500 shares of Sanoh Shares over which Mr. Ovshinsky has voting rights, 681,285 shares represented by options exercisable within 60 days and 1,500 shares represented by warrants exercisable within 60 days held by Mr. and Dr. Ovshinsky.

                              EXECUTIVE OFFICERS

      The executive officers of the Company are as follows:

                                                                             Served As An Executive
         Name            Age              Office                            Officer or Director Since
         -----           ---              ------                            -------------------------


Stanford R. Ovshinsky     74    President, Chief Executive Officer                 1960(1)
                                and Director

Iris M. Ovshinsky         69    Vice President and Director                        1960(1)

Robert C. Stempel         63    Executive Director and Director                    1995

Nancy M. Bacon            50    Senior Vice President--                            1976
                                Government Contracts and
                                International Projects and Director

Hellmut Fritzsche         69    Vice President and Director                        1969

Subhash K. Dhar           45    President and Chief Operating                      1986
                                Officer of Ovonic Battery

Kenneth A. Pullis         55    Acting Chief Financial Officer and                 1993
                                Treasurer



(1) The predecessor of the Company was originally founded in 1960. The present corporation was incorporated in 1964 and is the successor by merger of the predecessor corporation.



     See "Item No. 1, Election of Directors" for information relating to Stanford R. Ovshinsky, Iris M. Ovshinsky, Robert C. Stempel, Nancy M. Bacon and Hellmut Fritzsche.

      Subhash K. Dhar joined the Company in 1981 and has held various positions with Ovonic Battery since its inception in October 1982. Mr. Dhar has served as Chief Operating Officer of Ovonic Battery since 1986 and President since 1987.

     Kenneth A. Pullis joined the Company in 1982 as Controller. Mr. Pullis was elected Acting Chief Financial Officer and Treasurer of the Company in August 1993.

                            EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Company during its last three fiscal years to its Chief Executive Officer and each of its other four most highly compensated executive officers for the fiscal year ended June 30, 1996.


                          SUMMARY COMPENSATION TABLE


                                            Annual                       Long Term
                                         Compensation                  Compensation

                                                                                               All
                                                                Restricted      Options        Other
Name and Principal          Fiscal                              Stock           (Number        Compen-
Position                    Year(1)    Salary(2)   Bonus        Award           of Shares      sation(3)
------------------          -------    ---------   -----        ----------      ---------      ---------


Stanford R. Ovshinsky,         1996    $267,800   $90,741                         -             $ 10,017
President and Chief            1995    $256,567      -                         294,957(5)       $  8,798
Executive Officer (4)          1994    $229,615      -                         153,369(5)       $  8,122

Iris M. Ovshinsky,             1996    $255,004                                   -             $  5,726
Vice President                 1995    $153,846                                196,888          $  4,726
                               1994    $134,712                                102,246          $  3,457

Robert C. Stempel,             1996    $125,008                $50,312         125,000          $  3,159
Executive Director (6)         1995        -                                   179,000              -
                               1994        -                                    35,000              -


Nancy M. Bacon,                1996    $235,472                                 25,000          $  5,794
Senior Vice                    1995    $225,000                                160,200          $  4,879
President--Government          1994    $156,884                                   -             $  3,748
Contracts and International
Projects

Subhash K. Dhar,               1996    $209,503   $15,000                       62,040          $  5,283
President and Chief            1995    $165,769      -                           3,980          $  4,267
Operating Officer of Ovonic    1994    $123,461      -                          24,530          $    420
Battery


--------------


(1) The Company's fiscal year is July 1 to June 30. The Company's 1996 fiscal year ended June 30, 1996.
(2) Amounts shown include compensation deferred under the Company's 401(k) Plan. Does not include taxable income resulting from exercise of stock options.
(3) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of each of the named executive officers under the Company's 401(k) Plan with respect to each of the fiscal years ended June 30, 1996, 1995 and 1994, respectively, as follows: Dr. Ovshinsky $2,500, $1,500 and $231; Mrs. Bacon $4,500, $4,096 and $2,965; Mr. Dhar $4,500

      (1996) and $3,808 (1995); (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal years ended June 30, 1996, 1995 and 1994, respectively, with respect to term-life insurance for the benefit of each of the named executives as follows: Mr. Ovshinsky $10,017, $8,798 and $8,122; Dr. Ovshinsky $3,226 for each of the three fiscal years; Mr. Stempel $3,159 (1996); Mrs. Bacon $1,294 for 1996 and $783 for each of 1995 and 1994;and Mr. Dhar $783, $459 and $420. Under the 401 (k) Plan, which is a qualified defined- contribution plan, the Company makes matching contributions periodically on behalf of the participants in the amount of 50% of each such participant's contributions. These matching contributions are limited to 3% of a participant's salary, up to $150,000 for 1996. Prior to October 1994, the matching contributions were limited to 2% of a participant's salary.
(4)   In  September  1993,  Mr.  Ovshinsky  entered  into  separate   employment
      agreements with the Company and Ovonic Battery. See "Employment Agreements." The amounts indicated include compensation received by Mr. Ovshinsky pursuant to the Employment Agreements with the Company and Ovonic Battery.
(5) Does not include option to purchase shares of Ovonic Battery. See "Employment Agreements."

(6) Mr. Stempel joined the Company in December 1995. The salary reported is for the six month period January 1996 - June 1996. Options indicated for 1994 and 1995 were granted to Mr. Stempel prior to his becoming an executive officer of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth all options granted to the named executive officers during the fiscal year ended June 30, 1996.

                                                                                   Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock
                                                                                   Price Appreciation for Option
                                            Individual Grants                      Term(1)
-------------------------------------------------------------------------------    ----------------------------
                                        % of Total
                                        Options
                                        Granted to
                             Options    Employees     Exercise
                             Granted    in Fiscal     Price          Expiration
       Name                    (#)      Year          ($/#)          Date           0%          5%         10%
       ----                  -------    -----------   --------       ----------     ---------------------------

Stanford R. Ovshinsky           -            -           -                -         -           -           -

Iris M. Ovshinsky               -            -           -                -         -           -           -

Robert C. Stempel              50,000                   $15.75       12/19/2005     -      $495,254    $1,255,072
                               50,000                   $20.125      3/12/2006      -      $632,825    $1,603,703
                               25,000                   $23.00       6/25/20006     -      $361,614    $  916,401
                              -------
                              125,000      35.39%

Nancy M. Bacon                 25,000       7.07%       $20.125      3/12/20006     -      $316,412    $  801,851

Subhash K. Dhar                62,040      17.56%       $16.75       9/1/2005       -      $653,528    $1,656,169


--------------

(1) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

      The following table sets forth all stock options exercised by the named executives during the fiscal year ended June 30, 1996 and the number and value of unexercised options held by the named executive officers at fiscal year end.


                              Shares                           Number of Securities
                             Acquired                         Underlying Unexercised             Value of Unexercised
                                on        Value               Options at Fiscal Year             in-the-Money Options
                             Exercise    Realized                      End                       at Fiscal Year End
       Name                    (#)         ($)              Exercisable/Unexercisable        Exercisable/Unexercisable
       ----                  --------    --------            -------------------------        -------------------------


Stanford R. Ovshinsky(1)     -            -                    359,270/146,974                   $3,200,752/$1,583,720

Iris M. Ovshinsky (2)        15,000       $132,500             219,275/103,132                   $1,914,020/$1,110,544

Robert C. Stempel (3)         -             -                  117,100/207,900                   $1,229,012/$1,482,612

Nancy M. Bacon (4)          12,000       $168,156              152,380/110,620                   $2,072,547/$984,227

Subhash K. Dhar (5)         46,862       $583,046               24,816/44,112                    $145,794/$311,299


--------------

(1) Mr. Ovshinsky's exercisable and unexercisable options are exercisable at a weighted average price of $10.83 per share and $11.85 per share, respectively.

(2) Dr. Ovshinsky's exercisable and unexercisable options are exercisable at a weighted average price of $10.75 per share and $11.86 per share, respectively.

(3) Mr. Stempel's exercisable and unexercisable options are exercisable at a weighted average price of $12.13 and $15.54 per share, respectively.

(4)   Mrs. Bacon's  exercisable and  unexercisable  options are exercisable at a
      weighted   average  price  of  $9.82  per  share  and  $13.73  per  share, respectively.

(5) Mr. Dhar's exercisable and unexercisable options are exercisable at a weighted average price of $15.57 per share and $16.75 per share, respectively.


                             EMPLOYMENT AGREEMENTS

      On September 2, 1993, Stanford R. Ovshinsky entered into separate employment agreements with each of the Company and Ovonic Battery in order to define clearly his duties and compensation arrangements and to provide to each company the benefits of his management efforts and future inventions. The initial term of each employment agreement is six years. Mr. Ovshinsky's employment agreement with the Company provides for an annual salary of not less than $100,000, while his agreement with Ovonic Battery provides for an annual salary of not less than $150,000. Both agreements provide for annual increases to reflect increases in the cost of living, discretionary annual increases as determined by the Board of Directors of the Company and an annual bonus equal to 1% of the net income from operations of the Company (excluding Ovonic Battery) or Ovonic Battery.

      Mr. Ovshinsky's employment agreement with Ovonic Battery additionally provides for a right to vote the shares of Ovonic Battery held by the Company following a change in control of the Company. For purposes of the agreement, change in control means (i) any sale, lease, exchange or other transfer of all or substantially all of the Company's assets; (ii) the approval by the Company's stockholders of any plan or proposal of liquidation or dissolution of the Company; (iii) the consummation of any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation; (iv) the acquisition by any person of 30 percent or more of the combined voting power of the then outstanding securities having the right to vote for the election of directors; (v) changes in the constitution of the majority of the Board of Directors; (vi) the holders of the Class A Common Stock ceasing to be entitled to exercise their preferential voting rights other than as provided in the Company's charter and (vii) bankruptcy. In the event of mental or physical disability or death of Mr. Ovshinsky, the foregoing power of attorney and proxy will be exercised by Dr. Iris M. Ovshinsky.

      Pursuant to his employment agreement with Ovonic Battery, Mr. Ovshinsky was granted stock options, exercisable at a price of $16,216 per share to purchase 185 shares (adjusted from a price of $50,000 per share to purchase 60 shares pursuant to the anti-dilution provisions of the option agreement) of Ovonic Battery's common stock, representing approximately 6% of Ovonic Battery's outstanding common stock. The Ovonic Battery stock options will vest on a quarterly basis over six years commencing with the quarter beginning October 1, 1993, subject to Mr. Ovshinsky's continued performance of his obligations to Ovonic Battery under his employment agreement. Vesting of the stock options will accelerate in the event of Mr. Ovshinsky's death, mental or physical disability or termination of employment without cause and in the event of a change in control of the Company.


                         COMPENSATION COMMITTEE REPORT

Organization and Compensation Committee.

     During the fiscal year ended June 30, 1996, the Compensation Committee was composed of Mr. Conway, Mr. McCarthy and Dr. Metz. None of the Compensation Committee members are or were during the last fiscal year an officer or employee of the Company or any of its subsidiaries, or had any business relationship with the Company or any of its subsidiaries.

      The Compensation Committee is responsible for administering the policies which govern both annual compensation of executive officers and the Company's stock option plans. The Compensation Committee meets several times during the year to review recommendations from management regarding stock options and compensation. Compensation and stock option recommendations are based upon performance, current compensation, stock option ownership, and years of service to the Company. The Company does not have a formal bonus program for executives, although it has awarded bonuses to its executives from time to time.

Base Salary.

      The Compensation Committee considers the Company's financial position and other factors in determining the compensation of its executive officers. These factors include remaining competitive within the relevant hiring market--whether scientific, managerial or otherwise--so as to enable the Company to attract and retain high quality employees, and, where appropriate, linking a component of compensation to the performance of the Company's Common Stock--such as by a granting of stock option or similar equity-based compensation--to instill ownership thinking and align the employees' and stockholders' objectives.

Stock Options.

     Stock option grants to Mr. Stempel, Mrs. Bacon and Mr. Dhar were made by the Compensation Committee in accordance with the Compensation Committee's evaluation of their contributions to the Company and years of service. See "Option Grants in Last Fiscal Year." While Mr. Ovshinsky and Mr. Stempel participate in formulating the recommendation of management regarding the grant of stock options, neither one participates in the deliberations of the Compensation Committee.

Chief Executive Officer Compensation.

      During the Company's fiscal year ended June 30, 1994, several changes were made in the compensation arrangements between the Company and its Chief Executive Officer, Stanford R. Ovshinsky. The principal purpose of these changes was to recognize Mr. Ovshinsky's significant past and current contributions to the Company. The Compensation Committee believes these changes were appropriate in light of Mr. Ovshinsky's primary role in implementing the Company's strategic plan and the absence of any material increases in Mr. Ovshinsky's cash or other compensation during the Company's preceding six fiscal years.

      In September 1993, Mr. Ovshinsky entered into separate employment agreements with each of the Company and Ovonic Battery. The purpose of these agreements, which provide for the payment to Mr. Ovshinsky of an annual salary of not less than $100,000 by the Company and not less than $150,000 by Ovonic Battery, was to define clearly Mr. Ovshinsky's duties and compensation arrangements and to provide to each company the benefits of his management efforts and future inventions. The bonus award to Mr. Ovshinsky for the fiscal year ended June 30, 1996 was made in accordance with the formula set forth in the Employment Agreements. See "Employment Agreements."

                                                COMPENSATION COMMITTEE

                                                Jack T. Conway
                                                Walter J. McCarthy, Jr.
                                                Florence I. Metz

                               PERFORMANCE GRAPH

      The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a five-year period with the return (I) on the NASDAQ Stock Market - US Index, (ii) the Hambrecht & Quist Technology Index
("Technology   Index")  and  (iii)  the  NASDAQ   Electronic   Components  Index
("Electronic Components Index"). The Company believes that the companies included in the Electronic Components Index contained in the Form 10-K for the year ended June 30, 1995 ("1995 10-K") did not represent the diverse business activities and technologies of the Company. The Company has determined that it is appropriate to substitute the Technology Index for the Electronic Components Index because the companies which make up the Technology Index are broadly defined technology companies. In order to provide the stockholders with a basis against which to evaluate the Company's results consistent with that contained in the 1995 10-K, the graph below contains a comparison of the Company's stockholders' return with, among other indices, that of the Electronic Components Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG ENERGY CONVERSION DEVICES, INC., THE NASDAQ STOCK MARKET-US INDEX,
       THE NASDAQ ELECTRONIC COMPONENTS INDEX AND THE HAMBRECHT & QUIST
                               TECHNOLOGY INDEX



                                                                   Cumulative Total Return
                                          --------------------------------------------------------------------------

                                                     6/91     6/92     6/93     6/94     6/95      6/96

Energy Conversion Devices, Inc.     ENER             100      160      193      218      289       404

NASDAQ Stock Market-US              INAS             100      120      151      153      204       261

NASDAQ Electronic Components        INAE             100      122      210      231      476       503

H & Q Technology                    IHQT             100      114      139      141      236       280


*  $100 INVESTED ON 06/30/91 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING JUNE 30.


      The total return with respect to NASDAQ Stock Market -US Index, the Technology Index and NASDAQ Electronic Components Index assumes that $100 was invested on June 30, 1991, including reinvestment of dividends.

      ECD has paid no cash dividends in the past and no cash dividends are expected to be paid in the near future.

      The Report of the Compensation Committee on Executive Compensation and the Performance Graph are not deemed to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Canon/United Solar. In June, 1990, the Company formed United Solar, a joint venture with Canon, in which Canon and the Company each own 49.98% of the outstanding shares, with the balance held by Mrs. Haru Reischauer, a member of the Company's Board of Directors. Mrs. Reischauer is also a director of United Solar. In 1995, United Solar placed an approximately $8,000,000 order with the Company for new machinery and equipment to upgrade and expand its photovoltaic production capacity. In the year ended June 30, 1996, the Company performed various laboratory, shop, patent and research services for United Solar for which United Solar was charged approximately $128,000. In the year ended June 30, 1996, United Solar billed ECD for approximately $289,000 for work performed in accordance with the DOE PV Bonus contract.

      GM Ovonic. In October 1995, the Company received a $3,700,000 order, as amended, from GM Ovonic for battery manufacturing equipment. In the year ended June 30, 1996, the Company recorded revenues of $4,118,000, including the aforementioned machine-building revenue, from GM Ovonic representing sales of battery packs and machines and other services performed for GM Ovonic.

     Miscellaneous. Herbert Ovshinsky, Stanford R. Ovshinsky's brother, is employed by the Company as Director of Technology Production and Machine Building Division working principally in the design of manufacturing equipment. He received $115,000 in salary during the year ended June 30, 1996.

      Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates during the fiscal year ended June 30, 1996. During the 1996 fiscal year, all the filing requirements were satisfied except that Jack T. Conway and Nancy M. Bacon each filed one late report reporting changes in the ownership of the Company's Common Stock. In making this disclosure, the Company has relied on the representation of its directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.


                            ADDITIONAL INFORMATION

      Cost of Solicitation. The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company also intends to hire Morrow & Co., at an anticipated cost of approximately $3,500 plus out-of-pocket expenses, to assist it in the solicitation of proxies personally, by telephone, or by other means.

      Other Action at the Meeting. The Company's management, at the time hereof, does not know of any other matter to be presented which is a proper subject for action by the stockholders at the Meeting. If any other matters shall properly come before the Meeting, the shares represented by a properly executed proxy will be voted in accordance with the judgment of the persons named on the proxy.

      Stockholder Proposals for 1997 Annual Meeting. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders, presently expected to be held during January 1998 must be received by the Company no later than August 2, 1997 in order for those proposals to be included in the proxy materials for the meeting.

                                ---------------


      Stockholders are urged to send in their proxies without delay.

                                  By Order of the Board of Directors


                                  Robert C. Stempel
                                  Chairman of the Board


December 2, 1996

                       ENERGY CONVERSION DEVICES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROGER JOHN LESINSKI and GHAZALEH KOEFOD and each of them, with power of substitution, and in place of each, in case of substitution, his or her substitute, the attorneys and proxies for and on behalf of the undersigned to attend the Annual Meeting of Stockholders (the "Meeting") of ENERGY CONVERSION DEVICES, INC. (the "Company") to be held at Institute for Amorphous Studies, 1050 East Square Lake Road, Bloomfield Hills, Michigan, on Thursday, January 16, 1997 at 10:00 a.m. (E.S.T.)and any and all adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

   The Board of Directors of the Company recommends a vote FOR Proposals 1 and 2.

1. Election of Directors: Stanford R. Ovshinsky, Iris M. Ovshinsky, Robert C. Stempel, Nancy M. Bacon, Umberto Colombo, Jack T. Conway, Hellmut Fritzsche, Joichi Ito, Walter J. McCarthy, Jr., Florence I. Metz, Haru Reischauer, Nathan J. Robfogel and Stanley K. Stynes.


VOTE FOR ALL THIRTEEN NOMINEES LISTED ABOVE

VOTE WITHHELD FOR ALL NOMINEES (except as directed to the contrary below):

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space provided  below:

--------------------------------------------------------------------------------


2. Proposal to appoint Deloitte & Touche LLP as independent accountants for the fiscal year ending June 30, 1997.




 FOR              AGAINST            ABSTAIN



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3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


   ----------------------------  Dated:  -------------------,
   Signature:



   ----------------------------  Dated:  -------------------,
   Signature:

   Please sign exactly as your name appears above. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
    If you have changed your address, please PRINT your new address above.



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